FOURTH AMENDMENT TO REVOLVING
                   CREDIT AND TERM LOAN AGREEMENT


     This Fourth Amendment To Revolving Credit and Term Loan Agreement (this "Fourth Amendment") is made by and among PMB Enterprises West, Inc., a New Mexico corporation ("Company"), and First Interstate Bank of Texas, N.A. ("Bank").
     WHEREAS, the parties entered into that one certain Revolving Credit and Term Loan Agreement dated February 16, 1994 (the Revolving Credit and Term Loan Agreement dated February 16, 1994 and all amendments thereto and restatements thereof are hereinafter collectively referred to as the "Loan Agreement"); and
     WHEREAS, the parties entered into that one certain First Amendment To Revolving Credit and Term Loan Agreement dated February 9, 1995; and
     WHEREAS, the parties entered into that one certain Second Amendment To Revolving Credit and Term Loan Agreement dated May 9, 1995; and
     WHEREAS, the parties entered into that one certain Third Amendment To Revolving Credit and Term Loan Agreement dated September 29, 1995; and
     WHEREAS, the parties desire to amend the Loan Agreement in certain respects.
     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is agreed by and among the parties as follows:
                                 1.
     The definitions of Capital Expenditure and Excess Cash Flow are added to
Article I of the Loan Agreement which shall read in their entirety as follows:
          "Capital Expenditure" shall mean any expenditure by a Person for an asset which will be used in a year or years subsequent to the year in which the expenditure is made and which asset is properly classified in the relevant financial statements of such Person as property, equipment, improvements, fixed assets or a similar type of capitalized assets in accordance with Generally Accepted Accounting Principles.

          "Excess Cash Flow" shall mean at any time the sum of (1) Consolidated Net Income before income tax, (2) depreciation, and (3) amortization less the sum of (1) taxes actually paid, (2) Dividends, (3) cash paid for Capital Expenditures and (4) seven hundred fifty thousand dollars ($750,000).

                                 2.
     The definition of Termination Date in Article I of the Loan Agreement is amended to read in its entirety as follows:

          "Termination Date" shall mean (i) April 30, 1997, or (ii) such later date to which the Revolving Credit Period is extended pursuant to Section 2.01(b) hereof.

                                 3.

     Section 2.01(a) of the Loan Agreement is amended to read in its entirety as follows:

               (a) Revolving Loan Commitments. Subject to the terms and conditions of this Loan Agreement, Bank agrees to extend to Company from the date hereof through the Termination Date (the "Revolving Credit Period"), a revolving line of credit which shall not exceed ten million dollars ($10,000,000) at any one time outstanding prior to March 31, 1996 and shall not exceed $8,000,000 at any one time outstanding on or after March 31, 1996. On the last day of each and every calendar quarter beginning with the calendar quarter ended
          June 30, 1996, the maximum principal amount which may at any one time be outstanding under the revolving line of credit shall be further and additionally reduced by seven hundred fifty thousand dollars ($750,000). In addition, on the last day of each month following each and every calendar quarter beginning with the calendar quarter ended June 30, 1996, the maximum principal amount which may at any time be outstanding under the revolving line of credit shall be further reduced by seventy five percent (75%) of the Excess Cash Flow for such calendar quarter (each maximum amount outstanding under the line of credit from time to time in effect is hereinafter referred to as the "Commitment"). Bank shall not be obligated to make any Advance hereunder if, immediately after giving effect thereto, the aggregate amount of the Obligations of Company to Bank hereunder exceeds
          Bank's Commitment in effect at such time.

               Within the limits of this Section 2.01, during the Revolving Credit Period, Company may borrow, prepay pursuant to Section 4.04 hereof and reborrow under this Section 2.01. Each advance made by Bank under Section 2.01 and Section 2.02 is herein called an "Advance" and all Advances made by Bank hereunder are herein collectively called a "Revolving Credit Loan".




                                 4.

     Article III of the Loan Agreement relating to the Term Loan is deleted in its entirety.

                                 5.

     Section 4.02 of the Loan Agreement is amended to read in its entirety as follows:

               4.02. Principal Payments on Revolving Credit Loan. If at any time the unpaid principal balance of the Revolving Credit Note exceeds the amount of the Commitment then in effect, there shall be due and payable to Bank and Company shall promptly pay to Bank an amount sufficient to reduce the unpaid principal balance of the Revolving Credit Note to the amount of the Commitment then in effect. The remaining unpaid principal amount of the Revolving Credit Note, and all accrued-but unpaid interest thereon, shall be due and payable on the Termination Date.

                                 6.

     A new section 8.01(g) is added to the Loan Agreement which shall read in its entirety as follows:

               (g) Comparable Restaurant Sales. Within seven (7) days after the end of each week, furnish to Bank a report reflecting sales during such week by Company and in comparative form the sales of the Company during the same week of the preceding year.

                                 7.

     Section 9.11 of the Loan Agreement is amended to read in its entirety as follows:

          9.11 Net Income. Permit its Consolidated Net Income to be less than $1.00 during any quarter during the fiscal year 1997.

                                 8.

     New sections 9.13, 9.14 and 9.15 are added to the Loan Agreement which shall read in their entirety as follows:

          9.13 Maximum Net Loss. Permit its Consolidated Net Loss during any calendar month to exceed the amounts set forth opposite the particular month below:

               Month Ending        Maximum Net Loss

                    2/29/96             $200,000
                    3/31/96             $100,000
                    4/30/96             $100,000
                    5/31/96             $ 50,000
                    6/30/96                  -0-
                    7/31/96                  -0-
                    8/31/96                  -0-
                    9/30/96             $100,000

          9.14 Capital Expenditure. Permit the cash paid for Capital Expenditures on a Consolidated basis to exceed $850,000 during any fiscal year of the Company.

          9.15 Dividends. Pay Dividends in excess of one hundred fifty thousand dollars ($150,000) in the aggregate during any fiscal year of Company.

                                 9.

     Section 10.01(b) of the Loan Agreement is amended to read in its entirety as follows:

          (b) Failure or refusal of Company to observe, keep and perform any of the covenants, agreements and obligations hereunder or any of the Loan Documents and the continuance of such failure or refusal for a period of fifteen (15) days after receipt of written notice from Bank to Company specifying such failure (except for the covenants and agreements in Section
     8.01 for which there is no cure period); or

                                10.

     Except as amended by the First Amendment, the Second Amendment, the Third Amendment and this Fourth Amendment, the Loan Agreement is ratified and confirmed and shall remain in full force and effect.

                                11.

     At the time of execution of this Fourth Amendment, Company shall pay to Bank a fee in the amount of ten thousand dollars ($10,000).

                                12.

     The effectiveness of this Fourth Amendment shall be conditioned on the receipt by the Bank of each of the following:

     (a) Corporate resolutions of Company authorizing the execution of this Fourth Amendment;

     (b)  Incumbency certificate of Company; and

     (c)  The fee in the amount of ten thousand dollars ($10,000).




                                13.

     Company hereby expressly ratifies, confirms and extends all deed of trust and mortgage liens and all security interests in favor of Bank and agrees that each deed of trust lien, mortgage lien and security interest in favor of Bank shall remain in full force and effect until all indebtedness of Company to Bank is paid in full and all commitments of Bank to Company have terminated.

                                14.

     Company agrees to pay any and all costs and expenses incurred by Bank in connection with this Fourth Amendment (including, but not limited to, any and all appraisal fees, cost of title searches, costs of environmental reports, recording fees, conveyance fees and reasonable attorneys fees) within ten (10) days of the date of any invoice for such costs and expenses. Company, at Company's expense, agrees to promptly execute and deliver to Bank upon request any and all other and further documents, agreements and instruments as may be requested by Bank in connection with or relating to this Fourth Amendment and the Loan Agreement or as may be necessary to correct any omissions or defects in the documents, agreements or instruments delivered to Bank in connection therewith.

                                15.

     The parties agree to be bound by the terms and provisions of the current Arbitration Program of First Interstate Bank of Texas, N.A. which is incorporated by reference herein and is acknowledged as received by the parties pursuant to which any and all disputes shall be resolved by mandatory binding arbitration upon the request of any party.

                                16.

     This Fourth Amendment shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

                                17.

     THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT AMONG
THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR,
CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS AMONG THE
PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE
PARTIES.

     Executed to be effective as of February 16, 1996.

                              PMB ENTERPRISES WEST, INC.


                          By:
                               Samuel L. Carlson, Senior Vice
                                  President
                                                             COMPANY


                          FIRST INTERSTATE BANK OF TEXAS, N.A.


                          By:
                               Kimberly K. Welch, Assistant Vice
                                  President
                                                                BANK







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